Exhibit 32.1

CERTIFICATIONS OF TRUSTEE

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C 1350)

The undersigned trustee of SMTA Liquidating Trust (the “Liquidating Trust”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i) the accompanying Annual Report on Form 10-K of the Liquidating Trust for the fiscal year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Liquidating Trust.

Date: March 26, 2021	/s/ Richard J. Stockton
Richard J. Stockton
Trustee of SMTA Liquidating Trust

The foregoing certification is being furnished with the Liquidating Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Liquidating Trust, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Liquidating Trust and will be retained by the Liquidating Trust and furnished to the Securities and Exchange Commission or its staff upon request.